UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 11, 2007 (June 6, 2007)
Retail Ventures, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-10767	20-0090238

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3241 Westerville Road, Columbus, Ohio	43224

(Address of principal executive offices)	(Zip Code)
(614) 471-4722

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.
     On June 6, 2007, Retail Ventures, Inc. (the “Company”) issued 1,333,333 of its common shares, without par value, to Cerberus Partners, L.P. (“Cerberus”) in connection with Cerberus’ exercise of its remaining outstanding convertible warrants that were originally issued by the Company on July 5, 2005. The common shares were issued at an exercise price of $4.50 per share, for an aggregate cash purchase price of $5,999,998.50. In connection with this issuance, no underwriters were utilized and no commissions were paid.
     The issuance and sale of the Company’s common shares discussed above were exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), under Section 4(2) of the Securities Act and the safe harbor private offering exemption provided by Rule 506 promulgated under the Securities Act as transactions which did not involve a public offering.
ITEM 8.01 OTHER EVENTS.
     In connection with Cerberus’ exercise of its remaining outstanding convertible warrants, as discussed under Item 3.02 above, the Third Amended and Restated Senior Loan Agreement, dated as of August 16, 2006, between Cerberus and Value City Department Stores LLC, an Ohio limited liability company and a wholly-owned subsidiary of the Company (“Value City”), immediately matured in accordance with its terms. On June 11, 2007, Value City repaid the $250,000 principal amount of the loan, together with all accrued and unpaid interest thereon.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETAIL VENTURES, INC.

Date: June 11, 2007	By:	/s/ James A. McGrady

James A. McGrady Executive Vice President, Chief Financial Officer, Treasurer and Secretary